UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2009
Northrim BanCorp, Inc.
(Exact name of registrant as specified in its charter)
Alaska
(State or other jurisdiction of incorporation)

0-33501	92-0175752

(Commission File Number)	(IRS Employer Identification No.)
3111 C Street
Anchorage, AK 99503
(Address of principal executive offices) (Zip Code)
(907) 562-0062
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
NORTHRIM BANCORP, INC.
Anchorage, Alaska
May 20, 2009
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers
(e) The Board of Directors of Northrim Bank (the “Bank”), a wholly owned subsidiary of Northrim BanCorp, Inc. (the “Company”), duly approved and adopted the amendment to the Bank’s Executive Incentive Plan, originally effective as of November 3, 1994, and amended effective as of May 14, 2009, providing for the conditions set forth by the Compensation Committee that must be met prior to the payment of any criteria based awards to the Bank’s senior and executive officers.
As amended effective May 14, 2009, the Conditions Precedent under the Bank’s Executive Incentive Plan specifies that, in the opinion of the Compensation Committee, the Company’s operations support the payment of bonus compensation to it senior officers and that consolidated net income exceeds a minimum 1.0% Return on Average Assets in order for any performance criteria award to be paid to an executive officer.
The Northrim Bank Executive Incentive Plan originally effective as of November 3, 1994 and amended effective as of May 14, 2009 is attached hereto as Exhibit 10.29.
Item 9.01 Financial Statements and Exhibits
(a)	Financial statements — not applicable.

(b)	Proforma financial information — not applicable.

(c)	EXHIBIT	DESCRIPTION

	10.29	Northrim Bank Executive Incentive Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHRIM BANCORP, INC.
Date: May 20, 2009	By:	/s/ Joseph M. Schierhorn
Joseph M. Schierhorn
Executive Vice President & CFO

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